UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K

                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934



Date of Report (Date of earliest event reported)  June 20, 2001 (June 11, 2001)



                             MYLAN LABORATORIES INC.
             (Exact name of registrant as specified in its charter)



Pennsylvania              1-9114                       25-1211621
  (State or other       (Commission              (I.R.S. Employer
  jurisdiction of      File Number)           Identification No.)
  incorporation)



           130 Seventh Street
          1030 Century Building
            Pittsburgh, PA                                  15222
 (Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code       (412) 232-0100







Item 5.  Other Events.

     Set forth on Exhibit 99.1 attached hereto is an excerpt from a press release issued by the Registrant on June 11, 2001 which concerns certain changes in management. The information included in this exhibit is incorporated herein by reference.


Item 7.  Financial Statements and Exhibits.

     (a)  Financial statements of businesses acquired.

                    None.

     (b)  Pro forma financial information.

                    None.

     (c)  Exhibits.

                    99.1      Press Release dated June 11, 2001.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       MYLAN LABORATORIES INC.


                                       By:        /s/ Milan Puskar
                                                 ----------------------------
                                                 Milan Puskar, Chairman and
                                                 Chief Executive Officer


Date:        June 20, 2001
             Pittsburgh, Pennsylvania



-------------------------------------------

Exhibit 99.1
-------------------------------------------
                    Mylan Announces Senior Management Changes

     Pittsburgh, June 11, 2001 - Mylan Laboratories Inc. (NYSE:MYL) announced that its President and Chief Operating Officer, and Chief Financial Officer, have resigned effective today Monday, June 11.

     President and COO Richard F. Moldin, who served with Mylan for 14 months after joining the company in April 2000, and John M. Hanson, who was subsequently brought in by Mr. Moldin in November 2000 and served as CFO for eight months, have voluntarily resigned to pursue other senior management opportunities.

     Long-time, former Mylan senior executive Clarence B. Todd, who retired from Mylan in May 1999, has agreed to return to the company to serve as President and Chief Operating Officer for an interim period. While the company embarks on the search for a new Chief Financial Officer, those duties will be assumed, on an interim basis, by Gary Sphar, who joined Mylan in 1992 and currently serves as Vice President, Finance for Mylan Pharmaceuticals, the company's largest division.

     "We are very pleased that Sonny Todd has agreed to return to the company and serve as interim President and COO, and that Gary Sphar will assume the duties of CFO on an interim basis as we seek to add new senior leadership at Mylan over the next few months," said Chairman and CEO Milan Puskar. "We wish Richard and John well in their new endeavors."

     Mylan said that the voluntary resignations were accepted to resolve differences of opinion surrounding matters of corporate culture.